UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other	Commission	(I.R.S. Employer
Jurisdiction	File number	Identification Number)
of Incorporation or
Organization)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive

Offices)

(215) 873-2200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.                                             Results of Operations and Financial Condition

On July 29, 2008, Mothers Work, Inc. (“Mothers Work” or the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its third fiscal quarter ended June 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including:  (a) Adjusted EBITDA (operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of long-lived assets; (iii) loss (gain) on disposal of assets; and (iv) stock-based employee compensation expense), together with the percentage of net sales represented by this measure, (b) Adjusted net income before loss on extinguishment of debt, (c) Adjusted net income before loss on extinguishment of debt and stock compensation expense, (d) Adjusted net income per share - diluted, before loss on extinguishment of debt, (e) Adjusted net income per share - diluted, before loss on extinguishment of debt and stock compensation expense, (f) Adjusted net income before loss on extinguishment of debt and restructuring expense, (g) Adjusted net income before loss on extinguishment of debt, restructuring expense and stock compensation expense, (h) Adjusted net income per share - diluted, before loss on extinguishment of debt and restructuring expense, and (i) Adjusted net income per share - diluted, before loss on extinguishment of debt, restructuring expense and stock compensation expense.

Mothers Work believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations to both investors and management.  Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders.  Mothers Work uses each of these non-GAAP financial measures as a measure of the performance of the Company.   Mothers Work provides these measures to investors to assist them in performing their analysis of its historical operating results.  Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. Mothers Work may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, Mothers Work has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 8.01.                                          Other Events.

On July 29, 2008, the Company issued a press release announcing that its Board of Directors approved a program for the Company to repurchase up to $7 million of the Company’s outstanding common stock.  Under the program, the Company may repurchase shares from time to time through solicited or unsolicited transactions in the open market or in negotiated or other transactions.  The program will be in effect until the end of July 2010. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Mothers Work, Inc. issued July 29, 2008.
99.2	Press release of Mothers Work, Inc. issued July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 30, 2008	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Mothers Work, Inc. issued July 29, 2008.
99.2	Press release of Mothers Work, Inc. issued July 29, 2008.